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Exhibit 6

                          JOINT FILING OF SCHEDULE 13D

      The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of FutureLink Distribution Corp. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.


Dated: May 14, 1999                Commonwealth Associates L.P.
       New York, New York

                                   By: Commonwealth Associates Management Corp., its general partner


                                   By:   /s/ Joseph Wynne
                                         --------------------------
                                         Joseph Wynne
                                         Chief Financial


Dated: May 14, 1999                    /s/ Michael S. Falk
       New York, New York          --------------------------------
                                   Michael S. Falk


Dated: May 14, 1999                    /s/ Robert Priddy
       Marietta, Georgia           --------------------------------
                                   Robert Priddy


Dated: May 14, 1999                    /s/ Keith Rosenbloom
       New York, New York          --------------------------------
                                   Keith Rosenbloom


Dated: May 14, 1999                    /s/ Basil Ascuitto
       New York, New York          --------------------------------
                                   Basil Ascuitto